EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Summit Therapeutics Inc. (the “Company”) for the quarter ended June 30, 2026, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2026
By:	/s/ Robert W. Duggan
	Name:	Robert W. Duggan
	Title:	Co-Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Date: July 23, 2026
By:	/s/ Mahkam Zanganeh
	Name:	Dr. Mahkam Zanganeh
	Title:	Co-Chief Executive Officer, President and Director
(Principal Executive Officer)
Date: July 23, 2026
By:	/s/ Manmeet S. Soni
	Name:	Manmeet S. Soni
	Title:	Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer)